THE ARKLAHOMA CORPORATION
                           COMPARATIVE BALANCE SHEET
                        AS OF DECEMBER 31, 1996 AND 1995


ASSETS                                    1996          1995      INC/(DEC)
                                       ----------    ----------   ---------
  Electric plant leased to other       $2,561,863    $2,561,863          --

  Less - Reserve for depreciation       2,249,240     2,249,240          --
                                        ---------     ---------    --------

TOTAL UTILITY PLANT-NET                   312,623       312,623          --

  Cash and cash equivalents               212,954       170,731      42,223
                                        ---------     ---------    --------

TOTAL CURRENT ASSETS                      212,954       170,731      42,223

TOTAL ASSETS                           $  525,577    $  483,354      42,223
                                        =========     =========    ========




CAPITALIZATION AND LIABILITIES

  Common stock issued                  $   50,000    $   50,000          --

  Unappropriated retained earnings        306,479       305,656         823
                                        ---------     ---------    --------

TOTAL CAPITALIZATION                      356,479       355,656         823

CURRENT LIABILITIES:
  Accounts payable - associated
    companies                             108,600        64,593      44,007
  Other                                       206         2,813      (2,607)
                                        ---------     ---------    --------
                                          108,806        67,406      41,400
DEFERRED CREDITS:
  Deferred income taxes (SFAS 109)         60,292        60,292          --

TOTAL LIABILITIES                         169,098       127,698      41,400

TOTAL CAPITALIZATION AND LIABILITIES   $  525,577    $  483,354      42,223
                                        =========     =========    ========

                            THE ARKLAHOMA CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


REVENUES                                    1996          1995      INC/(DEC)
                                         ----------    ----------   ---------
  Interest Income                          $  8,661      $ 25,231     (16,570)
  Other                                          --            --          --
                                          ---------     ---------    --------
    Total Revenues                            8,661        25,231     (16,570)
                                          ---------     ---------    --------

OPERATING EXPENSES:
  Administrative and General                  6,770         6,348         422
  Other                                         808           713         140
                                          ---------     ---------    --------
    Total Operating Expenses                  7,578         7,061         562
                                          ---------     ---------    --------

INCOME BEFORE FEDERAL AND
    STATE INCOME TAXES                        1,083        18,170     (17,087)

FEDERAL AND STATE INCOME TAXES                  260         2,775      (2,515)
                                          ---------     ---------    --------

CUMMULATIVE EFFECT OF CHANGE
    IN ACCOUNTING FOR INCOME TAXES
    (SFAS 109)                                   --            --          --

NET INCOME (LOSS)                          $    823      $ 15,395     (14,572)
                                          =========     =========    ========




RETAINED EARNINGS
Balance at Beginning of Period             $305,656      $580,261    (274,605)
Add: Net income                                 823        15,395     (14,572)
Deduct: Dividends Declared                       --       290,000    (290,000)
Retained Earnings, end of year             $306,479      $305,656         823
                                          =========     =========    ========

                            THE ARKLAHOMA CORPORATION
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                            1996          1995      INC/(DEC)
                                         ----------    ----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Income                                 $    823      $ 15,395     (14,572)

Change In Certain Assets and Liabilities
  (using) providing cash -
     Other Current Assets                        --            --          --
     Accounts Payable                        41,400       (76,618)    118,018
       Net Cash Provided From (Used In)
         Operating Activities                42,223       (61,223)    103,446




CASH FLOWS USED IN FINANCING ACTIVITIES:
  Cash Dividends Declared On Common Stock        --      (290,000)    290,000

NET INCREASE (DECREASE) IN CASH              42,223       (61,223)         --

CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                       170,731       521,954    (351,223)

CASH AND CASH EQUIVALENTS AT
  END OF PERIOD                            $212,954      $170,731      42,223
                                          =========     =========    ========

SUPPLEMENTAL DISCLOSURE OF
  CASH FLOW INFORMATION:
    Cash (Refunded) Paid During The Year
      For Income Taxes                     $  2,867      $    640       2,227
                                          =========     =========    ========



DISCLOSURE OF ACCOUNTING POLICY:
  For purposes of these financial statements, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. These investments are carried at cost which approximates market.

                            THE ARKLAHOMA CORPORATION
                                 ELECTRIC PLANT
                                  NOVEMBER 1996

                                  CURRENT YEAR              TOTAL TO DATE
                                                                                     NET
                                ADDITIONS RETIREMENTS   ADDITIONS   RETIREMENTS   ADDITIONS
         INTANGIBLE PLANT
Organization                      $    -     $     -    $      55   $        -    $      55
TOTAL INTANGIBLE PLANT                 -           -           55            -           55
        TRANSMISSION PLANT
Land and Land Rights                                       62,652            -       62,652
Structures and Improvements                                45,689       37,735        7,954
Station Equipment                                       1,457,974    1,380,003       77,971
Poles and Fixtures                                      1,117,554      169,100      948,454
Overhead Conductors and
   Devices                                              1,693,359      262,049    1,431,310
Roads and Trails                                              388           56          332
TOTAL TRANSMISSION PLANT               -           -    4,377,616    1,848,943    2,528,673
DISTRIBUTION PLANT
Land and Land Rights                                          655          655            -
Poles, Towers and Fixtures                                  1,176        1,176            -
Overhead Conductors and
    Devices                                                 1,437        1,437            -
Line Transformers                                             155          155            -
Services                                                       36           36            -
TOTAL DISTRIBUTION PLANT               -           -        3,459        3,459            -
          GENERAL PLANT
Office Furniture and Equipment                                160            -          160
Transportation Equipment                                    8,362        8,362            -
Tools, Shop and Garage Equipment                            5,582        5,582            -
Communication Equipment                                    50,876       17,900       32,975
TOTAL GENERAL PLANT                    -           -       64,979       31,844       33,135
TOTAL ELECTRIC PLANT LEASED
   TO OTHERS                           -           -    4,446,109    1,884,246    2,561,863
TOTAL ELECTRIC PLANT PURCHASED
   OR SOLD                             -           -       10,648       10,648            -
TOTAL UTILITY PLANT               $    -     $     -   $4,456,757   $1,894,894   $2,561,863